WAIVER AND SIXTH AMENDMENT
                 TO LOAN AND SECURITY AGREEMENT


                                                 November 28, 1995


Atlanta Provision Company, Inc.
1400 West Marietta Street, N.W.
Atlanta, GA 30318
Attention:  G. Michael Coggins

Ladies and Gentlemen:

     Reference is made to that certain Loan and Security Agreement dated as of November 24, 1992, between Atlanta Provision Company, Inc. ("Borrower") and Shawmut Capital Corporation (successor in interest to Barclays Business Credit, Inc. ("Lender")), as amended to date (the "Loan Agreement"). Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings provided for such terms in the Loan Agreement.

     Borrower has informed Lender that an Event of Default has occurred under the Loan Agreement because of Borrower's failure to achieve Net Cash Flow in excess of negative One Hundred Ninety-Five Thousand Dollars (-$195,000) for the period ending October 14, 1995 as required under subsection 9.3(c) of the Loan Agreement (the "Existing Default").

     Borrower has requested that Lender (i) waive the Existing
Default and (ii) amend certain provisions of the Loan Agreement, and Lender has agreed to such requests on the terms and conditions set forth herein.

     1.    Waiver.  Lender hereby waives the Existing Default.

     The foregoing waiver is limited to the Existing Default specified and shall not constitute a waiver of any other existing or future Default or Event of Default or of any rights that Lender may have under the Loan Agreement or applicable law with respect thereto, all of which rights Lender hereby expressly reserves.

     2. Amendments. The Loan Agreement is hereby amended as follows:

     a.    Section 9.3(a) of the Loan Agreement (Minimum Adjusted
Tangible Net Worth) is amended and restated in its entirety, as follows:

     "(a) Minimum Adjusted Tangible Net Worth. Maintain at all times Consolidated Adjusted Tangible Net Worth of not less than the amount shown below for the period corresponding thereto:"


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Atlanta Provision Company, Inc.
November 28, 1995
Page 2

                 Period                           Amount

          April 1, 1995 through                  $3,900,000
               March 29, 1996

          March 30, 1996 through                 $3,900,000
               March 28, 1997

          March 29, 1997 and thereafter          $4,400,000

     b. Section 9.3(b) of the Loan Agreement (Profitability) is amended and restated in its entirety, as follows:

     "(b)  Profitability.  Achieve Consolidated Adjusted Net
Earnings From Operations not to exceed a Four Hundred Thousand
Dollar ($400,000) loss for fiscal year 1996 and not less than a Five Hundred Thousand Dollar ($500,000) profit for each fiscal year thereafter."

     c.    Section 9.3(c) Net Cash Flow is amended as follows:

               Period                        Amount

November 11, 1995                            ($355,000)
December 9, 1995                             ($395,000)
January 6, 1996                              ($465,000)
February 3, 1996                             ($200,000)
March 2, 1996                                 $130,000
March 30, 1996                                $230,000
April 27, 1996                                $340,000
May 25, 1996                                  $350,000
June 22, 1996                                 $425,000
July 20, 1996                                 $450,000
August 17, 1996                               $475,000
September 14, 1996 and thereafter             $500,000


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Atlanta Provision Company, Inc.
November 28, 1995
Page 3


     3. Effectiveness. This Waiver and Sixth Amendment to Loan and Security Agreement shall be effective as of the date hereof when duly executed by both parties and delivered to Lender. Except as expressly amended hereby, the Loan Agreement shall remain in full force and effect as executed.

     4. Counterparts. This Waiver and Sixth Amendment to Loan and Security Agreement may be executed in counterparts all of which, taken together, shall constitute but one instrument.

                                   Very truly yours,

                                   SHAWMUT CAPITAL CORPORATION

                                   By:/s/ Robert J. Lund
                                       Robert J. Lund
                                       Vice President


Acknowledged and agreed to
this 28th day of November, 1995

ATLANTA PROVISION COMPANY, INC.


By:/s/ R. Scott Miswald
    Its:  Secretary

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